Exhibit 99.1

500 Spruce Tree Centre 1600 University Avenue West St. Paul, Minnesota 55104-3825 USA 651.603.7700 Fax: 651.603.7795 www.imagesensing.com

NEWS RELEASE

Contacts:	Greg Smith, Chief Financial Officer

Image Sensing Systems, Inc. Phone: 651.603.7700

FOR IMMEDIATE RELEASE

Image Sensing Systems Files $15 Million Shelf Registration

Saint Paul, Minn., November 2, 2009 — Image Sensing Systems, Inc. (NASDAQ: ISNS), announced today that it has filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission.

The shelf registration statement, when declared effective by the Securities and Exchange Commission, will allow Image Sensing Systems the flexibility to offer and sell from time to time in the future, in one or more public offerings, up to approximately $15 million of common stock. The specifics of any future offering, along with the prices, terms and the use of proceeds of any such securities offered, will be determined at the time of any such offering, and will be described in detail in a prospectus supplement filed at the time of any such offering.

Ken Aubrey, President and CEO, said, “This filing is intended to give us flexibility in the capital raising process and provide us the opportunity to move quickly into the capital markets now and in the intermediate term in support of our stated acquisition strategy.”

The shelf registration statement has been filed with the Securities and Exchange Commission but has not yet become effective. The securities registered may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. Image Sensing Systems has no current commitments to raise capital under this shelf registration statement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under securities laws of any such state or jurisdiction. An offering of the securities covered by the registration statement will only be by means of a written prospectus supplement.

About Image Sensing

Image Sensing Systems, Inc. is a technology company focused in infrastructure productivity improvement through the development of software-based detection solutions for the Intelligent Transportation Systems (ITS) sector and adjacent overlapping markets. ISS’ industry leading computer-enabled detection (CED) products, including the Autoscope® machine-vision family and the RTMS® radar family, combine embedded software signal processing with sophisticated sensing technologies for use in transportation, environmental and safety/surveillance management. CED is a group of technologies in which software, rather than humans, examines the outputs of complex sensors to determine what is happening in the field of view in real-time. With more than 100,000 instances sold in over 60 countries worldwide, our depth of experience coupled with breadth of product portfolio uniquely positions us to provide powerful hybrid technology solutions and to exploit the convergence of the traffic, security and environmental management markets. We are headquartered in St. Paul, Minnesota. Visit us on the web at imagesensing.com.

Safe Harbor Statement: Statements made in this release concerning the Company’s or management’s intentions, expectations, or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations or beliefs, and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the Company’s control; developments in the demand for the Company’s products and services; relationships with the Company’s major customers and suppliers; unanticipated delays, costs and expenses inherent in the development and marketing of new products and services; the impact of governmental laws and regulations; and competitive factors. Our forward-looking statements speak only as of the time made, and, except as may be required by law, we assume no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the Company’s current expectations are contained in the Company’s reports and other documents filed with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2008 as updated by its Quarterly Reports on Form 10-Q filed in 2009.